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                                                                   EXHIBIT 10.16

                          VESTA INSURANCE GROUP, INC.
                 EXECUTIVE OFFICER INCENTIVE COMPENSATION PLAN


     Section 1.  Purpose of the Plan.  The Vesta Insurance Group, Inc.
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Executive Officer Incentive Compensation Plan (the "Plan") has been established by the Board of Directors (the "Board") of Vesta Insurance Group, Inc. ("the Company") to motivate certain of the Company's executive officers by providing them with the opportunity to earn a one-time cash bonus and thereby assist the Company in reaching its growth and earnings objectives.

     Section 2.  Certain Definitions.
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                 (a) "Board" means the Board of Directors of the Company.

                 (b) "Bonus Amount" means the cash bonus amount payable to the Participants hereunder, to be determined in accordance with Sections 5 and 7 below.

                 (c) "Cause" shall mean the termination of a Participant's employment as a result of any act that (A) constitutes, on the part of the Participant, fraud, dishonesty gross malfeasance of duty and (B) is demonstrably likely to lead to material injury to the Company; provided, however, that such
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conduct shall not constitute Cause:

                 (x) unless (A) there shall have been delivered to the Participant a written notice setting forth with specificity the reasons that the Board believes the Participant's conduct meets the criteria set forth in clause (i), (B) the Participant shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Participant's counsel if the Participant so desires), and (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Participant); or

                 (y) if such conduct was believed by the Participant in good faith to have been in or not opposed to the interests of the Company.

                 (d) "Company" shall have the meaning set forth in Section 1 above.

                 (e) "Compensation Committee" means the Compensation Committee of the Board.

                 (f) "Disability" means the inability of a Participant to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of eight full months during any 12-month period. A Participant's employment shall terminate in such a case on the last day of the applicable period; provided, however, in no event
                                               --------  -------
shall the Participant be terminated by reason of Disability unless (i) the Participant is eligible for the long-term disability benefits provided by the Company as part of its
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group disability policy or otherwise and (ii) the Participant receives written notice from the Company, at least 30 days in advance of such termination, stating its intention to terminate the Participant for reason of Disability and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

                 (g) "Participant" means each of the executive officers of the Company whose names are listed on Exhibit A hereto; provided, however, that the Participants may, by unanimous written consent, add one or more additional participants to the Plan in addition to those listed on Exhibit A, and once added such additional participants shall become, and be treated as, a Participant hereunder.

                 (h) "Total Market Capitalization" shall mean the total number of fully diluted common shares of the Company as of a given date multiplied by the closing price of the Company's common stock on such date on the New York Stock Exchange Composite Tape or, if not listed on such exchange, any other national exchange in which the Company's common stock is listed or on NASDAQ, as adjusted for share repurchases and extraordinary dividends. If there is no regular public trading market for such stock, the fair market value of the Company's common stock shall be determined by the Compensation Committee in good faith.

     Section 3.  Administration.  Other than as set forth herein, the Plan
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shall be administered by the Compensation Committee, such administrative and other authority described in this Section 3 to be subject to the approval and oversight of the Board. Other than as set forth herein, the Compensation Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and the payment of Bonus Awards as the Compensation Committee deems necessary or advisable. The Compensation Committee's interpretations of the Plan, and all actions taken and determinations made by the Compensation Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and the Participants. The Compensation Committee shall not have the discretion to decrease the amount of compensation payable hereunder or to adjust the basis upon which the Bonus Awards are determined, nor shall this Section 3 give the Compensation Committee the authority reserved to the Participants under Section 2(g) or Section 6 hereunder.

     Section 4.  Eligibility and Participation.  Participation in this Plan
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shall be limited to those executive officers of the Company whose names are listed on Exhibit A hereto as amended from time to time pursuant to Section 2(g) or Section 6(ii).

     Section 5.  Determination of Bonus Amounts.
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                 (a) The Company shall pay to the Participants a one-time cash bonus in an aggregate amount equal to five percent (5%) of the amount by which the Total Market Capitalization of the Company on the earlier of: (1) September 29, 2002; or (2) the date on which the Company ceases to be publicly traded (the "Determination Date") exceeds the Total Market

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Capitalization of the Company on September 29, 1999 (the "Base Date") (such amount referred to herein as the "Total Bonus Amount"). In the event that the Company ceases to be publicly traded, the Determination Date shall be whichever of the following dates which results in the greater Total Market Capitalization:
(i) as of the date immediately preceding the public announcement of the transaction pursuant to which the Company ceases to be publicly traded, or (ii) the date of the closing of the transaction pursuant to which the Company ceases to be publicly traded.

                 (b) The Total Bonus Amount payable hereunder (if any) shall be allocated among the Participants in accordance with the percentages set forth opposite their respective names on Exhibit A hereto.

                 (c) The Bonus Amounts payable to the Participants under this Plan shall be in addition to and shall not otherwise affect the amount of any annual salary, bonus or other cash compensation payable to the Participants, whether pursuant to a separate plan or otherwise; provided, however, that the Bonus Amount payable to each Participant shall have deducted therefrom the total amounts paid to such Participant under the Company's Cash Bonus Plan during the period beginning at the Base Date and ending on the Determination Date.

     Section 6.  Adjustments to Bonus Amounts, Etc.  In the event that one or
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more Participants cease to be employed by the Company prior to the Determination
Date, the remaining Participants, in their sole and absolute discretion, shall be entitled by majority vote, either before or after the Determination Date, to
(i) decrease the Total Bonus Amount based upon the allocable share of the terminated or departing Participant, (ii) permit one or more executive officers of the Company who are not then Participants to participate in the Plan and assume all or a part of the former Participant's allocated percentage, (iii) pay to the terminated or departing Participant all or part of his allocable share of the Total Bonus Amount in a manner consistent with Section 8 hereof, or (iv) reallocate the former Participant's allocated percentage among themselves.

     Section 7.  Determination and Payment of Bonus Amounts.
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                 (a) As soon as practicable following the Determination Date, but in no event later than October 15, 2002, the Compensation Committee shall determine the Company's Total Market Capitalization as of the Determination Date in accordance with Section 2(h) hereof and, based upon such determination, shall determine the actual Total Bonus Amount payable hereunder and each Participant's allocable share thereof.

                 (b) The final Bonus Amount payable to each Participant, as determined pursuant to Section 7(a) above, shall be payable in a single lump sum payment no later than thirty (30) days following the Determination Date. If the Company is unable to pay the Bonus Amount payment, due to availability under bank credit lines or otherwise, the unpaid portion of such Bonus Amount payment shall bear interest at the prime rate of interest as in effect at the Company's lead commercial bank on the due date of such payment.

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                 (c) The Participant shall have no interest whatsoever in any specific asset of the Company as a result of his participation in this Plan. To the extent that the Participant acquires a right to receive payments under this Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

     Section 8.  Vesting; Termination of Employment.
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                 (a) If a Participant's employment with the Company continues through the Determination Date, such Participant shall be entitled to receive his respective allocable share of the Total Bonus Award payable under Section 5 in accordance with the terms of the Plan.

                 (b) In the event of the death or Disability of a Participant prior to the Determination Date, the Participant shall be entitled to such percentage of his allocable share of the Total Bonus Amount which is determined by taking the total number of full months that have elapsed since the Base Date divided by thirty-six (36) (the "Pro Rata Bonus Amount"). Payments (if any) will be made in accordance with the terms of the Plan.

                 (c) If prior to the second anniversary of the Base Date, a Participant's employment with the Company terminates by reason of resignation or discharge by the Company for Cause, the Participant shall not receive any portion of the Total Bonus Amount. In such case, the remaining Participants shall share pro rata in any forfeited Bonus Amount. If at any time following the second anniversary of the Base Date but prior to the Determination Date, a Participant's employment with the Company terminates by reason of resignation or discharge by the Company for Cause, the Participant shall be entitled to receive his Pro Rata Bonus Amount. Payments (if any) will be made in accordance with the terms of the Plan.

                 (d) In the event of the termination of a Participant's employment by the Company other than for Cause at any time after the second anniversary of Base Date, such Participant shall be entitled to his allocable share of the Total Bonus Amount payable under Section 5 in accordance with the terms of the Plan as if such Participant had continued as an employee of the Company through the Determination Date.

                 (e) Each Participant may designate, in writing and on such form as the Company may prescribe, one or more beneficiaries to receive any amount that becomes payable in the event of Participant's death. In the event of a Participant's death, any Bonus Award that becomes payable to the Participant shall be paid to his beneficiary or, in the event that no beneficiary has been designated, to his estate.

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     Section 9.  Successors; Binding Effect.
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                 (a) This Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law.

                 (b) This Plan and all rights of the Participants hereunder shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Participant's designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Participant's estate.

     Section 10. Rights of Participant.  Nothing in the Plan shall interfere
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with or limit in any way the right of the Company to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company.

     Section 11. Amendment or Modification.  The Board, in its sole discretion,
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without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of the Participants, reduce the right of a Participant to receive payment hereunder to which he is otherwise entitled;
and provided further, that, except as specifically provided in Section 6 hereof, no amendment of the Plan shall be effective which would change the criteria upon which Bonus Amounts may be payable or which would decrease the amounts which are payable to the Participants under this Plan.

     Section 12. Miscellaneous.
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                 (a) The Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

                 (b) The Company shall have the right to deduct from all payments to be made under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

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                 (c) In the event any provision of the Plan shall be held
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                 (d) All costs of implementing and administering the Plan shall be borne by the Company.

                 (e) Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Participant or any other person.

                 (f) No Bonus Amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of a Participant or any person to whom such benefits or funds are or may be payable.

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                                   EXHIBIT A


                                                     Allocable Share of
     Name of Participant                           Total Bonus Amount (%)
     -------------------                           ----------------------

     Norman W. Gayle, III                                    40
     James E. Tait                                           40
     Donald W. Thornton                                      20